Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$421,578,821
Realized Gain (Loss) on Swap Contracts	77,098,919
Unrealized Gain (Loss) on Market Value of Commodity Futures	285,459,350
Unrealized gain (loss) on Fair Value of Swap Contracts	5,782,897
Dividend Income	3,739,845
Interest Income	2,408,402
ETF Transaction Fees	20,300
Total Income (Loss)	$796,088,534

Expenses
General Partner Management Fees	$820,493
Professional Fees	140,967
Brokerage Commissions	201,116
Directors' Fees and insurance	27,129
License fees	27,350
Total Expenses	$1,217,055
Net Income (Loss)	$794,871,479

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/26	$1,153,105,889
Additions (20,000,000 Shares)	2,171,777,480
Withdrawals (13,200,000 Shares)	(1,475,145,168)
Net Income (Loss)	794,871,479

Net Asset Value End of Month	$2,644,609,680
Net Asset Value Per Share (20,923,603 Shares)	$126.39

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596